Exhibit 10.42

EXECUTION VERSION

CONSENT AND AMENDMENT

                This CONSENT AND AMENDMENT (this “Consent”), dated as of June 9, 2003, is entered into by and among, on the one hand, the lenders identified on the signature pages hereof (such lenders, together with their respective successors and assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO RETAIL FINANCE, LLC, a Delaware limited liability company, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors, if any, in such capacity, “Agent” and together with the Lenders, collectively, the “Lender Group”), and, on the other hand, GUITAR CENTER, INC., a Delaware corporation (“GCI”), GUITAR CENTER STORES, INC., a Delaware corporation (“GCS”), and MUSICIAN’S FRIEND, INC., a Delaware corporation (“MFI”; together with GCI and GCS, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

W I T N E S S E T H

                WHEREAS, Borrowers and the Lender Group are party to that certain Loan and Security Agreement, dated as of December 21, 2001 (as the same may be amended, restated, supplemented, or otherwise modified from time to time, including hereby, the “Loan Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations to Borrowers;

                WHEREAS, Borrowers have requested that the Lender Group consent to (1) GCI’s issuance of unsecured convertible debentures in the principal amount of up to $100,000,000 (the “Debentures”) upon the terms and conditions set forth in the Indicative Term Sheet, a copy of which is attached hereto as Exhibit A, and (2) the repayment (together with all prepayment premiums) of the Senior Notes prior to their stated maturity date (the “Prepayment”; together with the issuance of the Debentures, the “Transactions”); and

                WHEREAS, subject to the satisfaction of the conditions set forth herein, the Lender Group is willing to consent to the Transactions.

                NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             DEFINITIONS.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement, as amended hereby.  As used herein, “Fee Letter” means that certain Fee Letter of even date by and between the Borrowers and the Agent.

2.             CONSENT.  Subject to the satisfaction of each of the conditions listed in Section 5, the provisions of the Loan Agreement to the contrary notwithstanding, including without limitation, Sections 7.1 and 7.8 of the Loan Agreement, the Lender Group hereby consents to the consummation of the Transactions; provided however, that the parties agree that this Consent will be of no force or effect in the event that the Debentures are not issued by June 20, 2003, and will terminate on June 20, 2003 in such event.  Notwithstanding anything herein to the contrary, Section 5(d) of this Consent will survive if the Consent is of no force and effect on June 20, 2003 or if the Consent terminates for any reason.

3.             AMENDMENT TO LOAN AGREEMENT.

                (a)           Section 1.1 of the Loan Agreement is hereby amended by adding the following definitions in alphabetical order thereto:

““Debentures” means those certain unsecured convertible debentures in the principal amount of up to $100,000,000 due 2013 of GCI issued and outstanding pursuant to the Indenture.”

““Indenture” means the Indenture, to be dated on or about June 13, 2003, but not later than June 20, 2003, between GCI, as issuer, and BNY Western Trust Company as trustee, pursuant to which the Debentures were issued, as modified, amended, or replaced from time to time in a manner permitted by this Agreement.”

““Indenture Indebtedness” means the Debentures and any other Indebtedness of any Obligor under the Indenture, together with any refinancings thereof permitted by the terms of Section 7.8(c).”

““Qualified Cash Equivalents” means the proceeds of the sale of the Debentures, consisting of (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor’s Rating Group (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (c) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within 1 year from the date of acquisition thereof issued by any bank organized under the laws of the United States or any state thereof having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000, (e) demand Deposit Accounts maintained with any bank organized under the laws of the United States or any state thereof so long as the amount maintained with any individual bank is less than or equal to $100,000 and is insured by the Federal Deposit Insurance Corporation, and (f) Investments in money market funds substantially all of whose assets are invested in the types of assets described in clauses (a) through (e) above.”

““Redemption Account” means that certain segregated account maintained at BNY Western Trust Company for the purpose of redeeming the Senior Notes.”

“Statement of Sources and Uses” means that certain statement of sources and uses respecting the proceeds from the Debentures and attached as Exhibit C to that certain Consent and Amendment dated as of June 9, 2003 between the Borrowers and the Lender Group.”

                (b)           The Loan Agreement is hereby amended by adding the following new Section 6.25 thereto:

“6.25       The Indenture Indebtedness.

(a)           On or before the date upon which the Debentures are issued, GCI shall deliver the notices of redemption required by and in accordance with Article III of the Senior Indenture, and shall provide Agent copies of the same.”

(b)           On or before the earlier of July 22, 2003 and the date the Senior Notes are paid in full, GCI shall provide to the Agent pro forma financial information along with balance sheets as of the date the Senior Notes are paid, in form and substance reasonably satisfactory to the Agent.

(c)           Borrowers shall deposit, retain and hold Qualified Cash Equivalents up to the amount required to redeem the Senior Notes in the Redemption Account and will utilize those funds solely to redeem the Senior Notes as required under clause (d) of this Section 6.25.

(d)           Borrowers shall use the Qualified Cash Equivalents to redeem the Senior Notes on or before July 22, 2003.

(e)           Borrowers agree to utilize the proceeds of the Debentures solely in accordance with the Statement of Sources and Uses.”

                (c)           The Loan Agreement is hereby amended to add the following new Section 6.26 thereto:

                “6.26       Amendment to Schedule 7.1.  On or before July 31, 2003, the Borrowers shall deliver to the Agent an amended Schedule 7.1 which includes the Indenture Indebtedness and otherwise updates such Schedule 7.1 as of July 31, 2003.

                (d)           Section 7.1 of the Loan Agreement is hereby amended by replacing subsection (l) in its entirety with the following:

“refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) through (j) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the

Obligations by Borrowers, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, (iv) to the extent that Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing, renewal, or extension Indebtedness must be at least as favorable to the Lender Group as those applicable to the refinanced, renewed, or extended Indebtedness, and (v) if such refinancing, renewal, refunding, or extension involves the Debentures, such refinancing, renewal, refunding, or extension also complies with Section 7.8(c).”

                (e)           Section 7.8 of the Loan Agreement is hereby amended by deleting subsection (a) in its entirety and replacing it with the following subsection (a):

“(a)         Except in connection with a refinancing permitted by Section 7.1(l) or as provided in subsection (c) or (d) below, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness owing to any third Person, other than the Obligations and Indebtedness owing to any Borrower in accordance with this Agreement,”

                (f)            Section 7.8 of the Loan Agreement is hereby amended by deleting subsection (c) in its entirety and replacing it with the following subsection (c):

“(c)         GCI shall not, and shall not permit any Subsidiary to, amend, supplement, or modify the Debentures or the Indenture or repay the principal of, or make any other payment in relation to, the Debentures; provided, so long as no Event of Default has occurred and is continuing or would result therefrom, the foregoing shall not prohibit (i) the payment of regularly scheduled interest on the Debentures, (ii) the repayment of the Debentures with the proceeds of any refinancing thereof (provided that such refinancing Indebtedness complies with the requirements of Section 7.1(1) and is otherwise on terms substantially similar to the Debentures), and (iii) modifications or amendments to the Debentures or the Indenture if the effect thereof could not be expected to result in a Material Adverse Change and otherwise do not involve the amendment or modification of provisions which would increase interest rates, principal or interest payment amounts, total principal amounts, or require payment of any such amounts at earlier times, or similar terms and provisions, and”

4.             REPRESENTATIONS AND WARRANTIES.  Borrowers each hereby represents and warrants to the Lender Group as follows:

                (a)           They have the requisite power and authority to execute and deliver this Consent and to perform its obligations hereunder and under the Loan Documents to which it is a party.  The execution, delivery, and performance by it of this Consent and the performance by it of each Loan Document to which it is a party (i) have been duly approved by all necessary action and no other proceedings are necessary to consummate such transactions; and (ii) are not in contravention of (A) any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court or governmental authority binding on it, (B) the terms of its organizational documents, or (C) any provision of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected;

                (b)           This Consent has been duly executed and delivered by Borrowers.  This Consent and each Loan Document to which Borrowers are a party is the legal, valid and binding obligation of Borrowers, enforceable against such Borrowers in accordance with its terms, and is in full force and effect except as such validity and enforceability is limited by the laws of insolvency and bankruptcy, laws affecting creditors’ rights and principles of equity applicable hereto;

                (c)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein has been issued and remains in force by any Governmental Authority against Borrowers, any Guarantor or any member of the Lender Group;

                (d)           No Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this Consent; and

                (e)           The representations and warranties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

5.             CONDITIONS TO THIS CONSENT.  The satisfaction of each of the following shall constitute conditions to the effectiveness of this Consent and each and every provision hereof:

                (a)           The representations and warranties in the Loan Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

                (b)           Agent shall have received the reaffirmation and consent of each Guarantor, attached hereto as Exhibit B, duly executed and delivered by an authorized official of such Guarantor;

                (c)           No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Consent;

                (d)           Borrowers shall have paid the fees and expenses required under the Fee Letter;

                (e)           No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any Governmental Authority against Borrowers or the Lender Group; and

                (f)            Agent shall have received a copy of the Statement of Sources and Uses, attached hereto as Exhibit C.

6.             CONSTRUCTION.  This Consent shall be governed by and construed in accordance with the laws of the State of California without giving effect to its conflicts of laws principles (other than any provisions thereof validating the choice of the laws of the State of California as the governing law).

7.             ENTIRE AGREEMENT.  This Consent, and terms and provisions hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior or contemporaneous amendments relating to the subject matter hereof.  Except as expressly amended hereby, the Loan Agreement and other Loan Documents shall remain unchanged and in full force and effect.  The agreements set forth herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Agreement, and shall not operate as a consent to any further or other matter, under the Loan Documents.  Without limiting the generality of the foregoing, in no event shall any provision of this Consent be deemed to operate as a consent to any matter which does not meet all of the criteria to constitute a part of the Transactions.  This Consent is a Loan Document.  The failure of Borrowers to comply with any of the covenants or other agreements set forth in this Consent shall constitute an immediate Event of Default.

8.             COUNTERPARTS; TELEFACSIMILE EXECUTION.  This Consent may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Consent by signing any such counterpart.  Delivery of an executed counterpart of this Consent by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Consent.  Any party delivering an executed counterpart of this Consent by telefacsimile also shall deliver an original executed counterpart of this Consent, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent.

9.             AMENDMENTS.  This Consent cannot be altered, amended, changed or modified in any respect or particular unless each such alteration, amendment, change or modification shall have been agreed to by each of the parties and reduced to writing in its entirety and signed and delivered by each party.

10           MISCELLANEOUS.  The lender group hereby reserves all remedies, powers, rights, and privileges that the lender group may have under the Loan Agreement or the other Loan Documents, at law (including under the code), in equity, or otherwise.

                IN WITNESS WHEREOF, the parties have caused this Consent to be executed and delivered as of the date first written above.

GUITAR CENTER, INC.,
a Delaware corporation

By:	/s/ Bruce Ross
Title:	Executive Vice President and Chief Financial Officer

GUITAR CENTER STORES, INC.,
a Delaware corporation

By:	/s/ Erick Mason
Title	Executive Vice President

MUSICIAN’S FRIEND, INC.,
a Delaware corporation

By:	/s/ Bruce Ross
Title:	Executive Vice President and Chief Financial Officer

[signature page continues]

WELLS FARGO RETAIL FINANCE, LLC,
a Delaware limited liability company, as Agent and as a Lender

By:	/s/ Daniel Durkin
Name:
Title:	Vice President

[signature page continues]

FLEET RETAIL FINANCE INC,
a Delaware corporation,

By:	/s/ Christine M. Scott
Name:	Christine M. Scott
Title:	Vice President

[signature page continues]

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By:	/s/ T. Kevin Powells
Name:	T. Kevin Powells
Title:	Assistant Vice President

[signature page continues]

CONGRESS FINANCIAL CORPORATION (WESTERN)
as a Lender

By:	/s/ Gary Whitaker
Name:	Gary Whitaker
Title:	Vice President

[signature page continues]

PNC BANK, NATIONAL ASSOCIATION
as a Lender

By:	/s/ Lawrence Weinstein
Name:	Lawrence Weinstein
Title:	Vice President

[signature page continues]

LASALLE BUSINESS CREDIT, INC.
as a Lender

By:	/s/ Bent Hammeleff
Name:	Bent Hammeleff
Title:	Vice President